NAI-1537318999v5 EXECUTION VERSION RESIGNATION AGREEMENT between Spark Networks SE Kohlfurter Str. 41/43 10999 Berlin - hereinafter the “Parent” - Spark Networks, Inc. a Delaware corporation - hereinafter the “Subsidiary” (together with the Parent, the “Company”) - And Chelsea A. Grayson - hereinafter “Executive”, and collectively with the Parent and the Subsidiary, the “Parties” - DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 2 WITNESSETH WHEREAS, Executive and the Parent are currently parties to an Executive Director Service Agreement, effective as of December 1, 2022 (the “Director Service Agreement”); WHEREAS, Executive and the Subsidiary are currently parties to an Employment Agreement, dated as of December 21, 2022 (as amended, the “Employment Agreement”); WHEREAS, the Parties have mutually agreed that it is in the Parties’ best interests for Executive to resign as an executive and board member with the Company; WHEREAS, in conjunction with this resignation, the Parties desire to enter into an agreement setting forth the following terms and conditions; and WHEREAS, the Board of Directors of Parent (the “Board”) approved the material terms of this Resignation Agreement (this “Agreement”) at a meeting of the Board held on July 6, 2023, and delegated authority and responsibility to the Nominating, Governance and Compensation Committee of the Board to finalize the terms of this Agreement with Executive, and such committee has approved the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows: 1. Resignation from Director Service. The Parties have mutually agreed that Executive will resign as a member of the Board (Verwaltungsrat), as well as from any honorary and/or supervisory office, if any, that she holds because of her Board membership, as of July 7, 2023 (the “Resignation Date”), and that the service relationship between the Parent and Executive will end as of the Resignation Date. The Parties agree that Executive is not entitled to any other claims, irrespective of their legal basis, against the Parent or affiliated companies other than the remuneration set out in this Agreement and that all of her claims arising from the service relationship and her resignation have been discharged. 2. Resignation from Employment. The Parties have mutually agreed that Executive will resign as Executive Director (geschäftsführender Direktor) and as the Subsidiary’s Chief Executive Officer and from all other positions and offices, if any, that she holds with the Parent, Subsidiary, and any of their affiliates effective as of the Resignation Date. Executive will receive all compensation to which she is entitled under the Employment Agreement up through the Resignation Date. As soon as possible, Executive shall update her LinkedIn profile (and any other online social media, marketing or other platform that Executive directly controls) to reflect that she is no longer Executive Director and the Chief Executive Officer of the Subsidiary and its affiliates and is no longer a Board member. Executive acknowledges, agrees and confirms that as of the Resignation Date, Executive has been paid all wages due and owing to Executive, including without limitation, any remuneration earned through Executive’s last day of work. 3. Severance Compensation. In connection with Executive’s resignation, Executive is entitled to receive the following severance compensation, provided that Executive executes a DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 3 general mutual release of claims in substantially the form attached as Exhibit A hereto (the “Mutual Release”) within twenty-one (21) days after the Resignation Date and does not revoke the Mutual Release within seven (7) days after executing it (such timely execution and non-revocation, the “Mutual Release Requirements”): (a) Cash Severance Payments. Provided that Executive satisfies the Mutual Release Requirements as defined above, the Subsidiary shall pay to Executive, and Executive is entitled to receive, cash severance equal to USD $600,000, payable in equal monthly instalments of USD $100,000 each, on the 1st of each month, for a period of six (6) months following the Effective Date (as defined in the Mutual Release) (the “Severance Compensation Period”); provided, how- ever, the first such instalment shall be made on the Effective Date. Such payments will be less all legally required and mutually authorized deductions. (b) COBRA. If Executive satisfies the Mutual Release Requirements and timely elects continuation coverage under the applicable health and welfare plans pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), the Subsidiary shall pay Executive’s monthly COBRA premium payments for Executive’s (in- cluding Executive’s eligible dependents) continuation coverage for a period of twelve (12) months; provided, however, that no such payments will be paid until following the Effective Date. 4. Restrictive Covenant Obligations. In executing this Agreement, Executive hereby reaffirms her confidentiality, non-solicitation and other obligations set forth in the Employment Agreement, Director Services Agreement and Confidentiality Agreement (as defined in Section 6 of the Employment Agreement). Executive’s obligations under this Section 4 constitute material ongoing obligations and provide actual and necessary benefit to the Parent, the Subsidiary and their affiliated companies during the Severance Compensation Period. 5. Public Announcements. The Parent hereby agrees that Executive may draft a press release that the Company shall release as its statement related to the matters covered by this Agreement, provided that such statement shall be subject to the Parent’s review, comment and written approval prior to the publication or release thereof. 6. Advisor Fees. Subject to presentation, at the Subsidiary’s request, of an itemized written statement and supporting documentation and to any other requirements of the Subsidiary applicable generally with respect to reporting and documentation of expenses, the Subsidiary agrees to reimburse Executive for all reasonable, properly documented attorneys’ and public relation consultants’ fees incurred by Executive in connection with the matters covered by this Agreement and Executive’s engagement of an attorney to review the terms of this Agreement and the Mutual Release, in an amount not to exceed $25,000 in the aggregate. Any reimbursements made pursuant to this Section shall be paid to Executive within thirty (30) days of the Subsidiary’s receipt of all necessary supporting documentation. 7. Nondisparagement. Executive agrees that she shall not talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the Parent, the Subsidiary or the Company Releasees (as defined in the Mutual Release) or any aspect of her employment with the Parent or the Subsidiary. Further, Executive shall not make or DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 4 authorize to be made any written or oral statement that may disparage or damage the reputation of the Parent, the Subsidiary or the Company Releasees. The Company shall not make, or authorize to be made, any formal, Company-sanctioned written or oral statements that defame, or can be reasonably construed to disparage or damage the reputation of, Executive. The Company further agrees that it shall provide written instructions advising the individual members of its Boards of Directors and named executive officers (within the meaning of Item 402(a)(3) of Regulation S-K): (a) not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding Executive or any aspect of her employment with or board service for the Company and (b) not to make, or authorize to be made, any written or oral statement to third parties that can be reasonably construed to disparage or damage the reputation of Executive. 8. Miscellaneous. (a) Indemnification. The Parent and the Subsidiary agree to indemnify Executive with respect to any actions taken or omitted to be taken by Executive on or prior to the Resignation Date to the maximum extent allowable under the terms and conditions of their respective certificates of incorporation, bylaws (or comparable organizational documents) and insurance policies, and under any agreement between Executive and the Parent and/or the Subsidiary, in each case, as currently in effect and to the fullest extent permitted by applicable law. (b) Code Section 409A. Section 15 of the Employment Agreement is hereby incorporated herein by reference. (c) Amendment. Any changes and/or additions to this Agreement must be in written form executed by all Parties. The same shall apply to any changes to this requirement of written form, unless they are demonstrably, individually agreed between the Parties. (d) Withholding. The Company and its affiliates may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as are required to be withheld pursuant to any applicable law or regulation. (e) Governing Law. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of (i) the Federal Republic of Germany for the purposes of all matters related to the Director Service Agreement; and (ii) the State of California of the United States of America for the purposes of all matters related to the Employment Agreement. (f) Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified). (g) Waiver of Breach. No waiver by any Party of a breach of any provision of this Agreement by any other Party, or of compliance with any condition or provision of this Agreement to be performed by such other Party, will operate or be construed as a waiver of any subsequent breach by such other Party of any similar or dissimilar provisions and conditions at the same or DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 5 any prior or subsequent time. The failure of any Party to take any action by reason of such breach will not deprive such Party of the right to take action at any time while such breach continues. (h) Notices. Notices and all other communications provided for in this Agreement will be in writing and will be delivered via email at the addresses set forth below (or such other addresses as will be specified by the Parties by like notice): To the Parent and/or the Subsidiary: Spark Networks SE Attn: Frederic Beckley fred.beckley@spark.net To Executive: Ms. Chelsea A. Grayson cagrayson24@gmail.com Each Party, by written notice furnished to another Party, may modify the applicable delivery address, except that notice of change of address will be effective only upon receipt. (i) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. (j) Successors-in-Interest. The Parent and the Subsidiary shall cause any of its respective successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent and/or the Subsidiary to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Parent or the Subsidiary would be required to perform it if no succession had taken place. [SIGNATURES ON THE FOLLOWING PAGE] DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

IN WITNESS WHEREOF, Executive and a duly authorized representative of the Parent and the Subsidiary hereby certify that they have read this Agreement in its entirety and voluntarily executed it as of the date set forth under their respective signatures.

Philadelphia, PA July 10, 2023

Location, Date

DocuSigned by:
Fred Beckley
48FF30099DED429

Spark Networks SE
By: Frederic Beckley
Title: General Counsel & Chief Administrative Officer

Philadelphia, PA July 10, 2023

Location, Date

DocuSigned by:
Fred Beckley
48FF30099DED429...

Spark Networks, Inc.
By: Frederic Beckley
Title: General Counsel & Chief Administrative Officer

ANGENOMMEN / ACCEPTED

Location, Date

Chelsea A. Grayson

NAI-1537318999v5

NAI-1537318999v5 IN WITNESS WHEREOF, Executive and a duly authorized representative of the Parent and the Subsidiary hereby certify that they have read this Agreement in its entirety and voluntarily executed it as of the date set forth under their respective signatures. ______________________________ _____________________________ Location, Date Spark Networks SE By: Frederic Beckley Title: General Counsel & Chief Administrative Officer ______________________________ _____________________________ Location, Date Spark Networks, Inc. By: Frederic Beckley Title: General Counsel & Chief Administrative Officer ANGENOMMEN / ACCEPTED ______________________________ ______________________________ Location, Date Chelsea A. Grayson DocuSign Envelope ID: F5C838A2-D41A-4E42-885A-08454938A66E 7/11/2023 | 1:33 AM EDTLos Angeles, CA

NAI-1537318999v5 1 Exhibit A MUTUAL RELEASE To: Chelsea A. Grayson From: Spark Networks SE and Spark Networks, Inc. Date: July ___, 2023 RE: MUTUAL RELEASE Reference is made to the Resignation Agreement by and among you, Spark Networks SE (the “Parent”) and Spark Networks, Inc. (the “Subsidiary”, and together with the Parent, the “Company”), dated July ___, 2023 (the “Resignation Agreement”). For purposes of this Mutual Release, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Resignation Agreement. In accordance with the terms of the Resignation Agreement, you are eligible to receive the severance rights and benefits set forth in the Resignation Agreement if you sign and return this Mutual Release to the Company (as instructed below), all within the time frames noted below. 1. Your Release of Claims. By signing this Release, you agree that the severance rights and other benefits set forth in the Resignation Agreement constitute adequate consideration for your release and waiver of claims as set forth below. For valuable consideration you receive from the Company pursuant to the Resignation Agreement, you, on behalf of yourself and your heirs, executors, administrators, trustees, representatives, successors and assigns (collectively, the “Executive Releasors”) hereby release, waive and forever discharge all claims, demands, causes of actions, administrative claims, obligations, liabilities, suits, charges, claims for punitive or liquidated damages or penalties, any other damages, any claims for costs, disbursements or attorneys’ fees, any individual or class action claims, and any other claims or demands of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, each to the maximum extent allowed by applicable law, that you or any of the other Executive Releasors have or may have against the Company, any parent, subsidiary, division, affiliated or related entities, its and their present and former officers, directors, shareholders, partners, trustees, employees, agents, attorneys, insurers, representatives and consultants, and the current and former trustees and administrators of any pension or other benefit plan applicable to the employees or former employees of any of them, and the successors, predecessors and assigns of each (collectively, the “Company Releasees”), arising out of, or in any manner based upon, or related to, any act, occurrence, transaction, omission or communication that transpired or occurred at any time on or before the date of your signing of this Release. Without limitation to the foregoing, you specifically release, waive and forever discharge the Company Releasees from and against: (a) any and all claims arising out of or relating to your employment by the Company (and/or by any of the other Company Releasees) and the terms and conditions of such employment and/or the termination of such employment; (b) any and all claims that arise under the Constitution of California, the California Fair Employment and Housing Act (Cal. Govt. Code § 1290 et seq.), the California Worker Adjustment and Retraining Notification Act, the Unruh Civil Rights Act (Cal. Civil Code §§ 51 to 51.3), the California Government Code, the California Labor DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5 7 7

NAI-1537318999v5 2 Code, the California Business and Professions Code, the California Family Rights Act (Cal. Govt. Code § 12945.1 et seq.), the California Pregnancy Disability Leave Law (Cal. Govt. Code § 12945), and applicable California Industrial Welfare Commission Wage Orders, in each case, as amended (as applicable) (collectively, the “California Laws”); (c) any and all claims under any other California or other state or local anti-discrimination, wage-hour, employment or human rights laws or regulations or any other California or other state or local law, ordinance or regulation; (d) any and all claims under the U.S. Constitution, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (the “ADEA”), Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., Section 1981 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Rehabilitation Act of 1973, the Equal Pay Act, the federal Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the National Labor Relations Act, 29 U.S.C. § 151 et seq., the Genetic Information Nondiscrimination Act, 42 U.S.C. § 2000ff et seq., the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, 15 U.S.C. § 7201 et seq., and any amendments to any of the above (collectively, the “Federal Laws”); (e) any and all claims arising under any other local, state, federal or German constitution, statute, ordinance, regulation or order, or that involve claims for discrimination or harassment based on age, race, religion, creed, color, national origin, ancestry, affectional or sexual orientation, sexual preference, gender identity or expression, military or veteran status, sex, disability, marital status, pregnancy, genetic information, or any other legally protected category or characteristic; (f) any and all claims for wages, salary, commissions, expense reimbursement, or other compensation; (g) any and all claims for retaliation, reprisal, wrongful discharge, or breach of contract (express or implied); (h) any and all whistleblower claims under any federal, state or local law or regulation or under common law; and/or (i) any other tort, contract or other statutory or common law cause of action, including, without limitation, any claims for attorneys’ fees, costs or disbursements. You understand that this Release extends to all of the aforementioned claims and potential claims, whether now known or unknown, suspected or unsuspected. You agree that no fact, event, circumstance, evidence or transaction, which could now be asserted or which may hereafter be discovered, shall affect in any manner the final, absolute and unconditional nature of the release set forth above. You acknowledge that you fully understand the following provisions of Section 1542 of the California Civil Code: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. You expressly and voluntarily waive each and all claims, rights or benefits you have or may have under Section 1542 of the California Civil Code to the fullest extent that you may lawfully waive such claims, rights and benefits in connection with this Release. You further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the resolution of this matter. That section provides in pertinent part as follows: “No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wage has been made.” DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 3 2. Company’s Release of Claims. For valuable consideration received by the Company from you pursuant to the Resignation Agreement, the Company, on behalf of the Company and its affiliates, executors, administrators, trustees, representatives, successors and assigns (collectively, the “Company Releasors”) hereby releases, waives and forever discharges all claims, demands, causes of actions, administrative claims, obligations, liabilities, suits, charges, claims for punitive or liquidated damages or penalties, any other damages, any claims for costs, disbursements or attorneys’ fees, any individual or class action claims, and any other claims or demands of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, each to the maximum extent allowed by applicable law, that the Company or any of the other Company Releasors have or may have against you, and your present and former agents, attorneys, insurers, representatives, heirs, executors, administrators, trustees and the successors, predecessors and assigns of each (collectively, the “Executive Releasees”), arising out of, or in any manner based upon, or related to, your employment with the Company, the Employment Agreement or the Director Service Agreement and that transpired or occurred at any time on or before the date the Company signed this Release. Without limitation to the foregoing, the Company Releasors specifically release, waive and forever discharge the Executive Releasees from and against: (a) any and all claims arising out of or relating to your employment by the Company (and/or by any of the other Company Releasees) and the terms and conditions of such employment and/or the termination of such employment; (b) any and all claims that arise under the California Laws; (c) any and all claims under any other California or other state or local law, ordinance or regulation; (d) any and all claims under the Federal Laws; (e) any and all claims arising under any other local, state, federal or German constitution, statute, ordinance, regulation or order; and/or (f) any other tort, contract or other statutory or common law cause of action, including, without limitation, any claims for attorneys’ fees, costs or disbursements, in all cases for clauses (a)-(f) above, solely to the extent such claims relate to your employment with the Company, the Employment Agreement or the Director Service Agreement. The Company understands that this Release extends to all of the aforementioned claims and potential claims, whether now known or unknown, suspected or unsuspected. The Company agrees that no fact, event, circumstance, evidence or transaction, which could now be asserted or which may hereafter be discovered, shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The Company acknowledges that it fully understands the following provisions of Section 1542 of the California Civil Code: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Company expressly and voluntarily waives each and all claims, rights or benefits it has or may have under Section 1542 of the California Civil Code to the fullest extent that it may lawfully waive such claims, rights and benefits in connection with this Release. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, nothing herein releases any claims the Company may have against you solely in connection with your role as a member DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 4 of the Parent’s Board of Directors or as an Executive Director (geschäftsführender Direktor) of the Parent. 3. Excluded Claims. Notwithstanding anything to the contrary in this Agreement, by signing this Release, (a) you and the Company are not releasing or waiving any rights or claims that may arise after the date this Mutual Release is signed or the right to institute legal action for the purpose of enforcing the provisions of this Release or the Resignation Agreement; and (b) you are not releasing or waiving (i) your rights to the severance rights and other benefits set forth in the Resignation Agreement; (ii) any right you may have to apply for any state unemployment insurance benefits; (iii) any workers compensation benefits to which you may be entitled under applicable law; (iv) any rights to indemnification under any agreement with the Company, any certificate of incorporation or bylaws (or comparable organizational document) of the Company or any applicable insurance policy of the Company with respect to acts or omissions by you occurring or alleged to have occurred during the course of your employment by the Company (and/or by any of the other Company Releasees), subject to the applicable definitions, terms and conditions of any such agreement, certificate of incorporation, bylaws (or comparable organizational document), insurance policy and applicable law; or (v) any rights for continuation coverage under COBRA. Additionally, nothing in this Release waives or otherwise limits your right to file a charge or complaint with the U.S. Equal Employment Opportunity Commission (“EEOC”) (and/or with any other government agency) or to testify, assist or participate in any investigation, hearing or proceeding conducted by the EEOC (and/or by any other government agency). However, neither the immediately preceding sentence nor any other provision in this Release constitutes a waiver of any kind by any of the Company Releasees or Executive Releasees of their respective rights to assert the releases set forth in this Release as a defense to any charge or complaint filed with the EEOC, any other government agency, any court, and/or any other tribunal. Additionally, you and the Company Releasors hereby respectively waive any right to, and agree not to accept, any monetary award or recovery resulting from a filing of a charge or complaint by or with the EEOC, any other government agency, any court, and/or any other tribunal against the other party (and/or against any of the Company Releasees) asserting or alleging any claim, demand or cause of action that has been released or waived in this Release. In addition, for the avoidance of doubt, nothing in this Release shall be interpreted to limit your right to receive an award to which you may be entitled for information provided to the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or equivalent state securities enforcement agencies. 4. ADEA/OWBPA Waiver & Acknowledgment. By signing this Mutual Release you are acknowledging that you understand that the release set forth herein includes a release of any claims you may have under the ADEA against any of the Company Releasees that may have existed on or prior to the date upon which you execute this Release. You understand that the ADEA is a federal statute that prohibits discrimination on the basis of age. By signing this Mutual Release you hereby acknowledge that you are agreeing to waive any and all claims under the ADEA that you may have against any of the Company Releasees as of the date you execute this Mutual Release and hereby waive such claims. You acknowledge that you are receiving consideration for the waiver of any and all claims under the ADEA to which you are not already entitled. Pursuant to and in compliance with the rights afforded to you under the Older Workers Benefit Protection Act, you: (a) are advised to consult with an attorney before executing this Release; (b) have, at your option, at least twenty-one (21) days to consider this Mutual Release; (c) may revoke this Mutual Release at any time within the seven (7)-day period following your execution of this Mutual Release (the “Revocation Period”); (d) are advised that this Mutual Release shall not become effective or enforceable until the Revocation Period has expired; and (e) are advised that you are not waiving claims that may DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 5 arise after the date on which you execute this Mutual Release. You may revoke this Mutual Release by delivering a written notice of revocation to Frederic Beckley, General Counsel and Chief Administrative Officer, by either email to fred.beckley@spark.net (preferable) or physically in person or via overnight courier to Spark Networks SE, Attn: Frederic Beckley, Kohlfurter Str. 41/43, 10999 Berlin, by no later than the seventh day after you execute this Mutual Release. For this revocation to be effective, such written notice must be received by such person at the address set forth above no later than the close of business on the seventh (7th) day after your execution of this Mutual Release. If this Mutual Release is not revoked within the Revocation Period, this Mutual Release will become effective and enforceable on the date immediately following the last day of the Revocation Period (such day, the “Effective Date”). You understand and acknowledge that if you do not sign this Mutual Release by twenty-one (21) days after your Resignation Date, or if you revoke this Mutual Release within the Revocation Period, you will not receive any severance compensation. 5. Return of Property. You acknowledge by your signature to this Mutual Release that as of the date you sign this Mutual Release you have returned to the Company all property of the Company or any related entity, including laptops, tablets, external storage devices, any other electronic devices and equipment, or any other property issued to you during the course of employment and all documents, files, correspondence, emails and other electronic communications, reports, materials, legal documents, contracts, marketing materials, and other items, whether in hard copy, on DVD, disc, flash drive or other storage mechanism, or on any electronic device, or otherwise, including all copies, which belong to the Company or any related entity or are related to the business of, or the services you performed for, the Company or any related entity, for any customer, including but not limited to any property, documents, files, correspondence, emails and other electronic communications, reports, materials, legal documents, contracts, marketing materials, and other items containing trade secret, proprietary or confidential information and materials. 6. Return of Severance Rights. You will not receive the severance payments and other benefits set forth in the Resignation Agreement, and you will be required to return any such payments or benefits made or provided to you or on your behalf if you intentionally and materially breach any provision of any non-solicitation or other restrictive covenant agreement that you may have entered with the Company or any of its affiliates and fail to cure such breach (if reasonably curable) within thirty (30) days after receiving written notice from the Company of any such breach. The remedies provided for in this Section 6 are in addition to any other remedies that may be available to the Company under law or equity. 7. Binding Effect; Complete Agreement; Severability. This Mutual Release is final and binding upon and inures to the benefit of the parties and their respective successors and legal representatives and permitted assigns and constitutes the complete and exclusive statement of the terms and conditions of your separation. You acknowledge that you have not relied on any representations or statements, whether oral or written, other than the express statements of the Resignation Agreement and this Mutual Release in signing this Mutual Release. With the exception of the Resignation Agreement, this Mutual Release supersedes and merges all prior negotiations, agreements and understandings between the Company and you, if any, provided that notwithstanding anything to the contrary herein, this Mutual Release and the Resignation Agreement do not supersede or in any way limit or otherwise affect any restrictive covenants to which you may be bound, pursuant to any agreement or otherwise. No modification, release, discharge or waiver of any provision of this Mutual Release shall be of any force or effect unless made in writing and signed by the Company and you, and specifically identified as an amendment, modification, release or discharge of this Mutual Release. If any term, clause or provision of this Mutual Release is DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 6 determined for any reason by a court of competent jurisdiction to be invalid, unenforceable or void, the determination shall not impair or invalidate any of the other provisions of this Mutual Release, all of which shall be performed in accordance with their respective terms, and the invalid, unenforceable or void provision shall be replaced by a mutually acceptable valid, legal and enforceable provision that comes closest to the intent of the parties, provided that if any of the waivers and releases set forth in Section 1 or Section 2 of this Mutual Release are held to be invalid, void and/or unenforceable by a court or arbitrator then the remaining waivers and releases shall remain fully valid and enforceable and, upon request by the other party, you or the Company, as applicable, shall immediately duly execute and deliver to the other party a release and waiver that is legal and enforceable to the fullest extent of the law. 8. Non-Admission. Nothing in the Resignation Agreement or this Mutual Release nor any payment or benefit made or provided pursuant to the Resignation Agreement or this Mutual Release is an admission that any Party has a claim against any other Party. Each Party denies any and all liability. 9. Governing Law; Jurisdiction. This Mutual Release will be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. As to any dispute concerning or arising out of this Mutual Release, you hereby expressly consent to personal jurisdiction in the State of California, hereby submit to the exclusive jurisdiction of the state and federal courts located in the State of California, and further agree not to assert that any action brought in such jurisdiction has been brought in an inconvenient forum or that such venue is improper. To the extent permitted by law, any and all claims asserted in such an action shall be adjudicated by a judge sitting without a jury. DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5

NAI-1537318999v5 Your signature below indicates that you have carefully read, understand and agree to all terms and provisions of this Mutual Release in its entirety. Your signature further indicates that you have had a sufficient and reasonable amount of time prior to signing this Mutual Release to ask questions regarding this Mutual Release, that you have been advised to seek legal advice and that you have signed this Mutual Release as a free and voluntary act. If you wish to receive the severance rights and other benefits set forth in the Resignation Agreement, you must sign and return the original of this Mutual Release to Frederic Beckley by hand, mail or overnight courier no earlier than the Resignation Date and no later than the close of business on the twenty-first (21st) day following the Resignation Date. You must also abide by all other terms of this Mutual Release. EXECUTIVE’S ACCEPTANCE AND AGREEMENT TO MUTUAL RELEASE By signing below, I acknowledge and agree to the following: • I have had adequate time to consider whether to sign this Mutual Release. • I have read this Mutual Release carefully. • I understand, accept and agree to all of the terms of this Mutual Release. • I am knowingly and voluntarily releasing my claims as set forth in this Mutual Release. • I have not, in signing this Mutual Release, relied upon any representations or statements, written or oral, or explanations made by the Company except for those specifically set forth in this Mutual Release. • I intend this Mutual Release to be legally binding. • I have kept a full copy of this Mutual Release for my records. I am signing this Mutual Release no earlier than the Resignation Date and no later than the close of business on the twenty-first (21st) day thereafter. Date Chelsea A. Grayson DocuSign Envelope ID: F5C838A2-D41A-4E42-885A-08454938A66E 7/11/2023 | 1:33 AM EDT

NAI-1537318999v5 COMPANY’S ACCEPTANCE AND AGREEMENT TO MUTUAL RELEASE By signing below, the Company acknowledges and agrees to the following:  It has had adequate time to consider whether to sign this Mutual Release.  A duly authorized representative of the Company has read this Mutual Release carefully.  It understands, accepts and agrees to all of the terms of this Mutual Release.  It is knowingly and voluntarily releasing claims as set forth in this Mutual Release.  It has not, in signing this Mutual Release, relied upon any representations or statements, written or oral, or explanations except for those specifically set forth in this Mutual Release.  It intends this Mutual Release to be legally binding.  It has kept a full copy of this Mutual Release for its records. ______________________________ _____________________________ Date Spark Networks SE By: Frederic Beckley Title: General Counsel & Chief Administrative Officer ______________________________ _____________________________ Date Spark Networks, Inc. By: Frederic Beckley Title: General Counsel & Chief Administrative Officer DocuSign Envelope ID: A8E35261-2A31-483B-AE51-D73974D6A1C5 July 10, 2023 July 10, 2023